UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2026

BRIDGELINE DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Sylvan Road, Suite G700
Woburn, MA 01801
(Address of principal executive offices, zip code)

(781) 376-5555
(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BLIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into Material Definitive Agreement.

On July 14, 2026, Bridgeline Digital. Inc. (the “Company”) entered into a Common Stock Sales Agreement (the “Sales Agreement”) with WestPark Capital, Inc., as sales agent (“WestPark”), pursuant to which the Company may offer and sell, from time to time through WestPark, shares (the “Placement Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to the terms and conditions of the Sales Agreement. The Company has filed a prospectus supplement to its registration statement on Form S-3 (File No. 333-285176) offering the Placement Shares.

Under the Sales Agreement, WestPark may sell the Placement Shares in sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market or any other existing trading market for the Company’s Common Stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. The Company may instruct WestPark not to sell the Placement Shares if the sales cannot be effected at or above the price designated by the Company from time to time.

The Company is not obligated to make any sales of the Placement Shares under the Sales Agreement. WestPark is not obligated to purchase any Placement Shares on a principal basis pursuant to the Sales Agreement, except as otherwise specifically agreed by WestPark and the Company in a separate agreement. No assurance can be given that the Company will sell Placement Shares under the Sales Agreement, or if such sales occur, no assurance can be given as to the price or number of shares that will be sold, or the dates on which any such sales will take place. The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of the Placement Shares subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. Either party may terminate the Sales Agreement in its sole discretion at any time upon written notice to the other party.

The Company will pay WestPark a fixed commission rate of 3.0% of the aggregate gross proceeds from the sale of the Placement Shares pursuant to the Sales Agreement and has agreed to provide WestPark with customary indemnification and contribution rights. The Company also has agreed to reimburse WestPark for its reasonable out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000 and quarterly disbursements of counsel to WestPark for ongoing diligence procedures in an amount not to exceed $3,500 per calendar quarter.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The opinion of Ruskin Moscou Faltischek, P.C., the Company’s counsel, regarding the legality of the Placement Shares that may be issued pursuant to the Sales Agreement is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Placement Shares discussed herein, nor shall there be any offer, solicitation, or sale of the Placement Shares in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

No.	Description

5.1	Opinion of Ruskin Moscou Faltischek, P.C.
10.1	Common Stock Sales Agreement, dated July 14, 2026, between Bridgeline Digital, Inc. and WestPark Capital, Inc.
23.1	Consent of Ruskin Moscou Faltischek, P.C. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)
Date: July 14, 2026

	By:	/s/ Thomas R. Windhausen
Thomas R. Windhausen
Chief Financial Officer